Exhibit 10.3

FOURTH AMENDMENT TO LEASE 1

This FOURTH AMENDMENT TO LEASE (this “Amendment”) is made and entered into this 7th day of May, 2025 by and between CHRIN-CARSON DEVELOPMENT, LLC (“Landlord”) and LULU’S FASHION LOUNGE HOLDINGS, INC. (“Tenant”).

RECITALS

A.	Landlord and Tenant entered into a Single Tenant Industrial Triple Net Lease dated January 7, 2019 (the “Lease”) as amended by a First Amendment to Single Tenant Industrial Triple Net Lease dated February 24, 2019 (the “First Amendment”) and by a Second Amendment to Single Tenant Industrial Triple Net Lease dated April 13, 2020 (the “Second Amendment”) and by a Third Amendment to Single Tenant Industrial Triple Net Lease dated October 20th, 2020 (the “Third Amendment” and the Original Lease as amended by the First Amendment and Second Amendment and Third Amendment being referred to herein collectively as the “Lease”) under the terms of which Landlord leased to Tenant and Tenant leased from Landlord that certain real property consisting of an approximately 258,232 square foot industrial building and commonly known as 2505 Hollo Road, Palmer Township, Pennsylvania (“Premises”), as more particularly described in the Lease. Each capitalized term used but not defined herein shall have the meaning given to such term in the Lease.

B.	Landlord and Tenant, now desire to extend the Term, amend the Base Rent, and further amend the Lease upon terms and conditions more particularly set forth herein.

NOW THEREFORE, the parties mutually agree to amend the Lease as follows:

1.	Incorporation of Recitals: The above recitals are incorporated herein and made a part of this Fourth Amendment as if fully rewritten in this Paragraph 1.

2.	Lease Term; Expiration Date: The Term is hereby extended for a period of thirty-six (36) months, commencing February 1, 2026 and expiring on January 31, 2029.

1               Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

3.	Base Rent Schedule: The monthly Base Rent shall be adjusted to the following amount effective upon the following corresponding dates:
From:	To:	Base Rent (per month)
February 1, 2026	January 31, 2027	$[209,814.00]
February 1, 2027	January 31, 2028	$[231,333.00]
February 1, 2028	January 31, 2029	$[252,853.00]

4.	Landlord’s Work. Landlord, at Landlord’s sole cost and expense, prior the Commencement Date shall construct all of the below improvements in a good and workmanlike manner in compliance with all applicable Building and Fire Codes. All work shall be coordinated with Tenant and Landlord shall use all reasonable efforts not to materially interfere with Tenant’s ongoing operations.
a.	Landlord will repair all areas of the roof currently in need of repair.
b.	Landlord will repair cracks that appear to be forming both inside and outside the front of the building.

5.	Holding Over. The first sentence of Section 18.7.1 is hereby replaced with the following: “If Tenant holds over the Premises or any part thereof after the expiration or earlier termination of this Lease, such holding over, at Landlord’s option, constitute a month-to-month tenancy, at a rent equal to one hundred twenty-five percent (125%) of the Rent in effect immediately prior to such holding over for the first month of holdover, and thereafter shall be one hundred fifty percent (150%) of the Rent in effect immediately prior to such holding over and shall otherwise be on all other terms and conditions of this Lease.”

6.	Renewal Options: Tenant will have two (2) five-year renewal options at market rate, with twelve to nine month’s advance written notice prior to term expiration in accordance with the terms and conditions of Addendum 1 of the Lease.

7.	Confession of Judgment. For the purposes of expressly ratifying and re-affirming Sections 15.2.6 – 15.2.8 of the Lease, said Sections 15.2.6 – 15.2.8 of the Lease are hereby restated in its entirety as follows:

15.2.6When this Lease and the Term or any extension thereof shall have been terminated on account of any Event of Default by Tenant, upon an additional five (5) Business Day notice and cure period provided by Landlord to Tenant, or when the Term or any extension thereof shall have expired, Tenant hereby authorizes any attorney of any court of record of the Commonwealth of Pennsylvania to appear for Tenant and for anyone claiming by, through or under Tenant and to confess judgment against all such parties, and in favor of Landlord, in ejectment and for the recovery of possession of the Premises, for which this Lease or a true and correct copy hereof shall be good and sufficient warrant. AFTER THE ENTRY OF ANY SUCH JUDGMENT A WRIT OF POSSESSION MAY BE ISSUED THEREON WITHOUT FURTHER NOTICE TO TENANT AND WITHOUT A HEARING. If for any reason after such action shall have been commenced it shall be determined and possession of the Premises remain in or be restored to Tenant, Landlord shall have the right for the same Event of Default and upon any subsequent Event(s) of Default or upon the termination of this Lease or Tenant’s right of possession as herein set forth, to again confess judgment as herein provided, for which this Lease or a true and correct copy hereof shall be good and sufficient warrant.

Initials on behalf of Tenant: /s/ CL

15.2.7The warrants to confess judgment set forth above shall continue in full force and effect and be unaffected by amendments to this Lease or other agreements between Landlord and Tenant even if any such amendments or other agreements increase Tenant’s obligations or expand the size of the Premises.

15.2.8TENANT EXPRESSLY AND ABSOLUTELY KNOWINGLY AND EXPRESSLY WAIVES AND RELEASES (i) ANY RIGHT, INCLUDING, WITHOUT LIMITATION, UNDER ANY APPLICABLE STATUTE, WHICH TENANT MAY HAVE TO RECEIVE A NOTICE TO QUIT PRIOR TO LANDLORD COMMENCING AN ACTION FOR REPOSSESSION OF THE PREMISES AND (ii) ANY PROCEDURAL ERRORS IN CONNECTION WITH THE ENTRY OF ANY SUCH JUDGMENT OR IN THE ISSUANCE OF ANY ONE OR MORE WRITS OF POSSESSION.

Initials on behalf of Tenant: /s/ CL

8.	Broker’s Commissions. Tenant represents and warrants that it has negotiated this Amendment with Landlord and has not authorized or employed, or acted by implication to authorize or to employ, any real estate broker or salesman to act for Tenant in connection with this Amendment other than Mike Mills from Atlantic Real Estate Services. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims by any other real estate broker or salesman which was authorized or employed, or acted by implication of Tenant to authorize or to employ on behalf of Tenant for a commission, finder’s fee or other compensation as a result of Tenant’s entering into this Amendment.

9.	Full Force and Effect; Conflict with Lease: Except as expressly provided hereinabove, all other terms and conditions of the Lease shall apply herein and remain in full force and effect. In the event of any conflict between the terms of this First Amendment and those of the Lease, the terms of this Amendment will be deemed to have superseded those of the Lease and exclusively govern the matter in question.

10.	Defined Terms: Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Lease.

11.	Counterparts; Electronic Execution. This Amendment may be executed in any number of counterparts (including facsimile signature pages), each of which need not be fully executed by all parties hereto, but all counterparts hereof, taken together, shall be considered one single instrument as if all parties had executed the same counterpart. Delivery of an executed counterpart of this Amendment by electronic signature, fax or e-mail transmission of signature shall be equally as effective as delivery of a manually executed counterpart of this Amendment. Any participant delivering an executed counterpart of this Amendment by electronic signature, fax or e-mail transmission of signature shall also deliver a manually executed counterpart of this Amendment, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability or binding effect of this Amendment.

[Signatures Follow on Next Page]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the day first hereinabove written.

LANDLORDTENANT

Chrin-Carson Development, LLCLulu’s Fashion Lounge Holdings, Inc.

By: /s/ Todd Burnight   By: /s/ Crystal Landsem

Todd BurnightIts:CEO

Sr. Vice President

By: /s/ Christopher Hermance

Christopher Hermance

Managing Director